Exhibit 99.1

The Trade Desk Reports First Quarter 2023 Financial Results; Announces Plans for Chief Financial Officer Transition

LOS ANGELES--(BUSINESS WIRE)--May 10, 2023--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2023.

“We delivered outstanding performance in the first quarter, once again outpacing the digital advertising market, growing revenue 21% year-over-year to $383 million. Our strong start to the year is testament to the increasing value that marketers place on objective, transparent, data-driven media buying on the open internet,” said Jeff Green, Co-founder and CEO of The Trade Desk. “2023 is already proving to be a pivotal year for our industry. The shift from linear to connected TV continues to accelerate and fully decisioned programmatic will feature more prominently than ever at this year’s upfronts. At the same time, more leading marketers are leveraging new innovations, such as shopper data, to better understand the relationship between campaign activity and consumer action. As The Trade Desk continues to innovate in these and many other areas, we are well positioned to deliver premium value to our clients and gain share.”

First Quarter 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2023 and 2022 ($ in millions, except per share amounts):

	Three Months Ended March 31,
	2023	2022
GAAP Results
Revenue	$383	$315
Increase in revenue year over year	21%	43%
Net income (loss)	$9	$(15)
GAAP diluted earnings (loss) per share	$0.02	$(0.03)

Non-GAAP Results
Adjusted EBITDA	$109	$121
Adjusted EBITDA margin	28%	38%
Non-GAAP net income	$114	$105
Non-GAAP diluted earnings per share	$0.23	$0.21

First Quarter and Recent Business Highlights:

  Strong Customer Retention: Customer retention remained over 95% during the first quarter, as it has for the past nine consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
    In March, on stage at Forward '23: Always On, NBCUniversal announced it is implementing UID2 on Peacock across all devices and consumer touchpoints, including on CTV, the web, apps and devices.
    In February, Rave, a leading group video-viewing platform with over 70 million users announced its support and enablement of UID2.
    In January, Paramount Advertising announced its integration with UID2 to scale identity on its CTV inventory.
  OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps to maximize value for everyone involved. OpenPath is already live with a series of publishers representing thousands of destinations across connected TV, mobile, display and audio.
  Industry Recognition (2023):
    Digiday Video and TV Awards - Best TV/Streaming Ad Sales Product of the Year
    Business Insider Rising Stars of AdTech - Ellen Mulryan, Sr. Dir. of Retail Data Partnerships
    Quadrant Knowledge Solutions SPARK Matrix for Ad Tech - Technology Leader
    Stevie Awards for Customer Service Success - Bronze, Technology Industries
  Share Repurchases: We repurchased $293 million of our Class A common stock in the first quarter of 2023. As of March 31, 2023, we had $407 million available and authorized for repurchases.

Chief Financial Officer Transition:

The Company also announced the promotion of Laura Schenkein to Chief Financial Officer, succeeding Blake Grayson, who will be leaving the company for a senior finance role outside the advertising technology industry after a transition period. Ms. Schenkein will assume her new role effective June 1, 2023.

“Blake has been instrumental in scaling and advancing our finance function in a way that has helped us thrive and grow during the unprecedented events of the last three years,” said Mr. Green. “He leaves a very strong foundation for future growth, and I want to thank him for his partnership and support in a seamless transition.”

“Laura Schenkein is a veteran of almost 20 years in finance and investment banking, the last decade of which she has held a series of leadership positions at The Trade Desk,” Mr. Green continued. “She is a trusted advisor to me and other senior leaders at the company, based not only on her unparalleled understanding of the financial dynamics of The Trade Desk, but also the macro-market drivers of our business. I could not be more excited to welcome Laura to our leadership team.”

“I am very grateful for the opportunity to have worked closely with Jeff and the outstanding team at The Trade Desk over the past three years, and I look forward to cheering on the continued success of the company in the years ahead,” said Mr. Grayson.

Financial Guidance:

Second Quarter 2023 outlook summary:

  Revenue at least $452 million
  Adjusted EBITDA of approximately $160 million

We have not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before interest expense (income), net; benefit from income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

First Quarter 2023 Financial Results Webcast and Conference Call Details

  When: May 10, 2023 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “591419” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 48177). Outside the United States, please dial 1-919-882-2331 (replay code: 48177). The audio replay will be available via telephone until May 17, 2023.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/), Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$382,803	$315,323
Operating expenses (1):
Platform operations	84,867	63,890
Sales and marketing	97,222	70,688
Technology and development	93,710	71,999
General and administrative	130,312	125,799
Total operating expenses	406,111	332,376
Loss from operations	(23,308)	(17,053)
Total other expense (income), net	(13,700)	281
Loss before income taxes	(9,608)	(17,334)
Benefit from income taxes	(18,934)	(2,736)
Net income (loss)	$9,326	$(14,598)
Earnings (loss) per share:
Basic	$0.02	$(0.03)
Diluted	$0.02	$(0.03)
Weighted-average shares outstanding:
Basic	489,712	484,190
Diluted	499,795	484,190
___________________________
(1)	Includes stock-based compensation expense as follows:
STOCK-BASED COMPENSATION EXPENSE (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2023	2022

Platform operations	$3,946	$5,950
Sales and marketing	14,123	16,525
Technology and development	20,867	22,393
General and administrative (1)	74,534	80,027
Total	$113,470	$124,895
___________________________
(1)	Includes stock-based compensation expense related to a long-term CEO performance grant of $60 million and $66 million for the three months ended March 31, 2023 and 2022, respectively.

THE TRADE DESK, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (Unaudited)

	As of March 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$892,702	$1,030,506
Short-term investments, net	437,730	416,080
Accounts receivable, net	2,086,332	2,347,195
Prepaid expenses and other current assets	59,101	51,836
Total current assets	3,475,865	3,845,617
Property and equipment, net	170,454	173,759
Operating lease assets	212,042	220,396
Deferred income taxes	94,028	94,028
Other assets, non-current	47,249	46,879
Total assets	$3,999,638	$4,380,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,677,154	$1,871,419
Accrued expenses and other current liabilities	100,146	105,474
Operating lease liabilities	53,054	52,430
Total current liabilities	1,830,354	2,029,323
Operating lease liabilities, non-current	200,728	208,527
Other liabilities, non-current	27,749	27,490
Total liabilities	2,058,831	2,265,340

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,558,830	1,449,825
Retained earnings	381,977	665,514
Total stockholders' equity	1,940,807	2,115,339
Total liabilities and stockholders' equity	$3,999,638	$4,380,679

THE TRADE DESK, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$9,326	$(14,598)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,293	12,350
Stock-based compensation	113,470	124,895
Noncash lease expense	11,917	10,515
Allowance for credit losses on accounts receivable	316	725
Deferred income taxes	—	(5,304)
Other	(1,310)	998
Changes in operating assets and liabilities:
Accounts receivable	258,165	259,483
Prepaid expenses and other current and non-current assets	(5,481)	23,743
Accounts payable	(200,701)	(245,937)
Accrued expenses and other current and non-current liabilities	(4,309)	(8,688)
Operating lease liabilities	(13,113)	(11,990)
Net cash provided by operating activities	187,573	146,192
INVESTING ACTIVITIES:
Purchases of investments	(144,721)	(121,221)
Maturities of investments	126,731	64,133
Purchases of property and equipment	(9,156)	(8,401)
Capitalized software development costs	(1,467)	(1,614)
Net cash used in investing activities	(28,613)	(67,103)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(291,534)	—
Proceeds from exercise of stock options	10,365	24,408
Taxes paid related to net settlement of restricted stock awards	(15,595)	(13,428)
Net cash provided by (used in) financing activities	(296,764)	10,980
Increase (decrease) in cash and cash equivalents	(137,804)	90,069
Cash and cash equivalents—Beginning of period	1,030,506	754,154
Cash and cash equivalents—End of period	$892,702	$844,223

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended March 31,
	2023	2022

Net income (loss)	$9,326	$(14,598)
Add back:
Depreciation and amortization expense	19,293	12,350
Stock-based compensation expense	113,470	124,895
Interest expense (income), net	(14,423)	1,076
Benefit from income taxes	(18,934)	(2,736)
Adjusted EBITDA	$108,732	$120,987

	Three Months Ended March 31,
	2023	2022
GAAP net income (loss)	$9,326	$(14,598)
Add back (deduct):
Stock-based compensation expense	113,470	124,895
Adjustment for income taxes	(8,299)	(5,635)
Non-GAAP net income	$114,497	$104,662

GAAP diluted earnings (loss) per share	$0.02	$(0.03)

GAAP weighted-average shares outstanding—diluted	499,795	484,190

Non-GAAP diluted earnings per share	$0.23	$0.21

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted (1)	499,795	499,801
_________________________
(1)

Includes an additional 15.6 million of dilutive securities for the three months ended March 31, 2022, which are not included in GAAP diluted weighted-average shares outstanding due to the Company's net loss position for the three months ended March 31, 2022.

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com
312-620-0806

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398